EXHIBIT 77Q1(E)
                        NEW INVESTMENT ADVISORY CONTRACT

The Investment Advisory Agreement between Forum Funds (the "Trust") and D.F. Dent and Company, Inc. regarding DF Dent Premier Growth Fund, Exhibit (d)(11) to post-effective amendment No. 98 to the Trust's Registration Statement, is incorporated by reference as filed via EDGAR on June 28, 2001, accession number 0001004402-01-500047.